Exhibit (q)

John Hancock Bond Trust	John Hancock Funds III
John Hancock California Tax-Free Income Fund	John Hancock Investment Trust
John Hancock Capital Series	John Hancock Investment Trust II
John Hancock Collateral Trust	John Hancock Municipal Securities Trust
John Hancock Current Interest	John Hancock Sovereign Bond Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Strategic Series
John Hancock Funds II	John Hancock Variable Insurance Trust

(each a “Trust” and collectively the “Trusts”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Sarah M. Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas J. Kolokithas, Mara Moldwin, Harsha Pulluru, Christopher L. Sechler, Betsy Anne Seel and Steven Sunnerberg, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as president or chief financial officer of each Trust, in the furtherance of the business and affairs of each Trust: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-1A regarding the registration of each Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable each Trust to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a Trustee or Officer of the Trust.

CONFIDENTIAL

Dated: December 12, 2024.

Name	Signature	Title

Kristie M. Feinberg	/s/ Kristie M. Feinberg	President (Chief Executive Officer and Principal Executive Officer)

Fernando A. Silva	/s/ Fernando A. Silva	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Andrew G. Arnott	/s/ Andrew G. Arnott	Trustee

William K. Bacic	/s/ William K. Bacic	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Noni L. Ellison	/s/ Noni L. Ellison	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Dean C. Garfield	/s/ Dean C. Garfield	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Paul Lorentz	/s/ Paul Lorentz	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Frances G. Rathke	/s/ Frances G. Rathke	Trustee

Thomas R. Wright	/s/ Thomas R. Wright	Trustee